SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549




                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                               March 24, 1999

                     THE FIRST NATIONAL BANK OF ATLANTA
            -----------------------------------------------------
           (Exact name of Registrant as specified in its charter)
           (Originator of the Wachovia Credit Card Master Trust)


United States                  33-95714                  22-2716130
United States                33-99442-01                 22-2716130
-------------                -----------                 -----------
(State or other              (Commission                (I.R.S. Employer
Jurisdiction of              File Number)               Indetification No.)
Incorporation)


                               77 Read's Way
                        New Castle Corporate Commons
                         New Castle, Delaware 19720
                  (Address of principal executive offices)


     Registrant's telephone number, including area code: (302) 323-2359





Item 5.  Other Events

On March 24, 1999, the Series 1999-1 Supplement to the Pooling and Servicing Agreement, dated as of March 24, 1999, between The First National Bank of Atlanta, as transferor and servicer, and The Bank of New York (Delaware), as trustee, was executed and delivered by the respective parties thereto.


On March 24, 1999, The First National Bank of Atlanta, as transferor and servicer, and The Bank of New York (Delaware), as trustee, received the requested tax opinion from legal counsel concerning the Class A Floating Rate Asset Backed Certificates, Series 1999-1 and Wachovia Credit Card Master Trust (co-registrant).


On March 17, 1999, The First National Bank of Atlanta duly authorized Credit Suisse First Boston Corporation and Wachovia Capital Markets, Inc. (as representatives of several underwriters) to issue and sell $775,000,000 in principal amount of Class A Floating Rate Asset Baked Certificates, Series 1999-1 of Wachovia Credit Card Master Trust, pursuant to the underwriting agreement.


Item 7.  Financial Statements, Pro Forma Financial Statments and Exhibits

             (c)  Exhibits

             4.1 Series 1999-1 Supplement dated as of March 24, 1999, to the Pooling and Servicing Agreement, between The First National Bank of Atlanta, as transferor and servicer, and The Bank of New York (Delaware), as trustee.

             4.2 Tax Opinion of legal counsel concerning the Class A Floating Rate Asset Backed Certificates and Wachovia Credit Card Master Trust dated March 24, 1999.

             4.3 Underwriting Agreement dated March 17, 1999 between The First National Bank of Atlanta and the Underwriters listed on Schedule A to the Underwriting Agreement.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             THE FIRST NATIONAL BANK OF ATLANTA
                             ----------------------------------
                                      (Registrant)
                              (Originator of the Wachovia Credit
                               Card Master Trust)


Dated:  March 24, 1999       By:    Donald K. Truslow
                             Title: Executive Vice President, Comptroller and
                                    Treasurer